UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2012

MANPOWER INC.
(d/b/a ManpowerGroup)
(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (414) 961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 15, 2012 Manpower Inc. (d/b/a ManpowerGroup) (“The Company”) issued a press release announcing the promotion of Jonas Prising, currently Executive Vice President, President of the Americas, to ManpowerGroup President, responsible for the Americas and Southern Europe Region.  In addition, we announced the promotion of Darryl Green, currently Executive Vice President, President – Asia Pacific and the Middle East, to ManpowerGroup President, responsible for the Asia Pacific, Middle East and Northern Europe Regions.  As part of this change, Mr. Joerres’ tile will change from Chairman, CEO and President to Chairman and CEO.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective November 15, 2012, Article IV. of the Company’s Amended and Restated By-Laws (the “By-Laws”), was amended to modify the duties and responsibilities of the Chief Executive Officer by creating a separate office of President and moving some of his current duties and responsibilities to one or more Presidents of the Company.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment to the By-Laws with the amendments marked, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.                      Exhibits.

Exhibit No.	Description
3.1	Amendment to Article IV. of the Amended and Restated By-Laws of Manpower Inc.
99.1	Press Release dated November 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWER INC.
(d/b/a ManpowerGroup)

Dated: November 20, 2012	By:	/s/ Kenneth C. Hunt
Kenneth C. Hunt Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to Article IV. of the Amended and Restated By-Laws of Manpower Inc.
99.1	Press Release dated November 15, 2012